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Filing Pursuant to Rule 424(b)(3)
Registration Statement No. 333-113858

PROSPECTUS SUPPLEMENT DATED APRIL 13, 2004
(To Prospectus Dated March 31, 2004)

SUPERGEN, INC.

6,153,454 Shares

COMMON STOCK

        This Prospectus Supplement, together with the Prospectus listed above, is to be used by certain holders of the above-referenced securities or by their transferees, pledges, donees or their successors in connection with the offer and sale of the above-referenced securities.

        On March 23, 2004, Topaz Partners transferred 428,571 shares of common stock to its affiliate Sapphire Partners LLC.

        The section captioned "Selling Security Holders" commencing on page 26 of the Prospectus is hereby amended to reflect the above-referenced transfer and certain other changes:

Name	Shares Beneficially Owned Prior to the Offering	Shares Being Offered	Shares Beneficially Owned After the Offering(*)	Percentage of Shares of Common Stock Outstanding(**)
Cranshire Capital, L.P	665,583(1)	328,571(1a)	337,012	<1%
Sapphire Partners LLC	428,571	428,571	—	—
Topaz Partners	64,286(2)	64,286(2)	—	—

(*)
The table assumes that the selling security holders sell all of their shares being offered pursuant to this Prospectus Supplement. We are unable to determine the exact number of shares that will be actually sold pursuant to this Prospectus Supplement.

(**)
Based on 43,421,776 shares of common stock outstanding as of March 22, 2004.

(1)
Includes 317,500 shares of common stock issuable upon exercise of a warrant.

(1a)
Includes 42,857 shares of common stock issuable upon exercise of a warrant.

(2)
Comprised of shares of common stock issuable upon exercise of a warrant.

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  Filing Pursuant to Rule 424(b)(3) Registration Statement No. 333-113858
PROSPECTUS SUPPLEMENT DATED APRIL 13, 2004 (To Prospectus Dated March 31, 2004) SUPERGEN, INC. 6,153,454 Shares COMMON STOCK